Exhibit 99.1

Summary of Risk Factors

The summary below provides an overview of many of the risks we face, and a more detailed discussion of risks is set forth below. Additional risks, beyond those summarized below or discussed under the caption “Principal Risk Factors” may also materially and adversely impact our business, operations or financial results. Consistent with the foregoing, the risks we face include, but are not limited to, the following:

•	the COVID-19 pandemic and its resulting economic impact may materially adversely affect our business, operations, financial results and liquidity;
•	we may not obtain additional capital sufficient to enable us to grow our loan portfolio or to make or sustain distributions to our shareholders;
•	we operate in a highly competitive market for investment opportunities and competition may limit our ability to originate or acquire our target investments on attractive terms or at all and could also affect the pricing of any investment opportunities;
•	a loss with respect to any one of our loan investments may be significant due to the limited number of investments within our loan portfolio;
•	the lack of liquidity of our loan investments may make it difficult for us to sell our investments if the need or desire arises;
•	loans secured by properties in transition or requiring significant renovation involve a greater risk of loss than loans secured by stabilized properties;
•	our Manager’s diligence process for investment opportunities may not reveal all facts that may be relevant for an investment;
•	prepayment rates may adversely affect our net income and distributable earnings;
•	the CRE loans and other CRE related investments that we originate or acquire are subject to the ability of the property owner to generate net income from the underlying property, as well as the risks of delinquency and foreclosure;
•	REIT distribution requirements and any limitations on our ability to access reasonably priced capital may adversely impact our ability to carry out our business plan and we are subject to risks associated with our qualification for taxation as a REIT;
•	changes in market interest rates, including changes that may result from the expected phase out of LIBOR, may adversely affect us;
•	we rely on our Manager’s and RMR LLC’s information technology and systems and the failure of the security or functioning of such technology or systems could materially and adversely affect us;
•	we may incur additional debt, and we are subject to the covenants and conditions contained in our Master Repurchase Agreement and any other agreement governing our debt, which may restrict our operations and ability to make investments and distributions;
•	we depend upon our Manager and its personnel to manage our business and implement our investment strategy, and our Manager has broad discretion in operating our day to day business;
•	our management structure and agreement with our Manager and our relationships with our related parties, including our Managing Trustees, our Manager, RMR LLC and others affiliated with them, may create conflicts of interest;
•	ownership limitations and certain provisions in our declaration of trust and bylaws, as well as certain provisions of Maryland law, may deter, delay or prevent a change in our control or unsolicited acquisition proposals;
•	our rights and the rights of our shareholders to take action against our Trustees and officers are limited, and our bylaws contain provisions that could limit our shareholders’ ability to obtain a judicial forum they deem favorable for certain disputes;
•	we may change our operational, financing and investment policies without shareholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations; and
•	our distributions to our shareholders may be reduced or eliminated and the form of payment could change.

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Principal Risk Factors

Our business is subject to a number of risks and uncertainties. The following is a summary of only principal risks to which we may be subject. These risks may not be the only risks we face but are risks we believe may be material at this time. Other risks of which we are not yet aware, or that we currently believe are not material, may also materially and adversely impact our business operations or financial results. If any of the events or circumstances described below occurs, our business, financial condition, results of operations or ability to make distributions to our shareholders could be adversely affected and the value of an investment in our securities could decline. Investors and prospective investors should consider the risks described below before deciding whether to invest in our securities. The information provided herein may not reflect all the changes that have occurred since you purchased shares of the Company.

Risks Related To Our Business

The COVID-19 pandemic and its resulting economic impact may materially adversely affect our business, operations, financial results and liquidity.

The strain of coronavirus that causes the viral disease known as COVID-19 has been declared a pandemic by the World Health Organization, and the U.S. Health and Human Services Secretary has declared a public health emergency in the United States in response to the outbreak. The COVID-19 pandemic has had a substantial adverse impact on the global economy, including the U.S. economy. These conditions could materially and adversely impact our business, results of operations and liquidity.

As a result of the COVID-19 pandemic and restrictions implemented in response, there have been, at times during the pendency of the pandemic, construction moratoriums and decreases in available construction workers and construction activity, including required inspectors and governmental personnel for permitting and other requirements. These conditions, if they should continue or return, may prevent our borrowers from completing ongoing and planned construction projects and improving their properties that secure our loans. As a result, borrowers may be unable to generate sufficient cash flow to make payments on or refinance our loans, and we may not recover some or all of our investment.

During economic recessions, real estate values typically decline, sometimes significantly. Declining real estate values may increase the likelihood that our borrowers will default on their debt service obligations owed to us and that we will incur losses as a result because the value of the collateral that secures our loans may then be less than the debt owed to us plus our costs of recovery. Further, if borrowers do not repay our loans or we realize amounts that are less than the amount of the investment plus our costs, our loan portfolio will reduce in size. In addition, if a borrower defaults on our loan and we take actions related to the collateral securing that loan, we may be delayed for an extended period of time on converting that collateral to investable cash, which would impair our ability to redeploy that capital and grow our portfolio.

The long-term impact of the COVID-19 pandemic and its aftermath on financial markets is uncertain. To the extent that impact is sustained for an extended period, we expect that we may be challenged in accessing additional capital if we wish to do so. As a result, our ability to further grow our business and loan portfolio could become limited if the conditions continue for an extended period.

In addition, we believe that the risks associated with our investments will increase during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. Consequently, our investment strategy may be adversely affected by a prolonged economic downturn or recession related to the COVID-19 pandemic where declining real estate values would likely reduce the level of new mortgage and other real estate related loan originations since borrowers often use the appreciation in the value of their existing properties to support the purchase or investment in additional properties. Any sustained period of increased payment delinquencies, foreclosures or losses resulting from the impact of the COVID-19 pandemic would adversely affect our ability to originate or acquire loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to make or sustain distributions to our shareholders. It is unclear whether the increases in the number of COVID-19 infection outbreaks will continue and/or amplify in the United States or elsewhere or if the availability and distributions of vaccines will curtail infection rates and, if so, what the impact of that would be on human health and safety, the economy or our business.

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We cannot predict the extent and duration of the COVID-19 pandemic or the severity and duration of its economic impact. Potential consequences of the current unprecedented measures taken in response to the spread of the virus that causes COVID-19, and current market disruptions and volatility affecting us include, but are not limited to:

•	possible significant declines in the value of our portfolio;
•	our inability to accurately or reliably value our portfolio;
•	our inability to comply with certain financial covenants that could result in our defaulting under our Master Repurchase Agreement or other future debt agreements;
•	our inability to maintain or increase our current distribution rate, or make any distributions, to our shareholders;
•	our failure to pay interest and principal when due on our outstanding debt, which would result in events of default under our Master Repurchase Facility and our possible loss of our Master Repurchase Facility;
•	decreases in the market price of our common shares;
•	our inability to access debt and equity capital on attractive terms, or at all;
•	increased risk of default or bankruptcy of our borrowers;
•	increased risk of our borrowers being unable to weather an extended cessation of normal economic activity and thereby impairing their ability to continue functioning as going concerns and to pay their debt service obligations owed to us;
•	our and our borrowers’ inability to operate our businesses if the health of our respective management personnel and other employees is affected, particularly if a significant number of individuals are impacted; and
•	reduced economic demand resulting from mass employee layoffs or furloughs in response to governmental action taken to slow the spread of COVID-19, which could impact the continued viability of our borrowers.

Further, the extent and strength of any economic recovery after the COVID-19 pandemic ends or otherwise are uncertain and subject to various factors and conditions. Our business, operations and financial position may continue to be negatively impacted after the COVID-19 pandemic ends and may remain at depressed levels compared to prior to the outbreak of the COVID-19 pandemic and those conditions may continue for an extended period.

We may be unable to obtain additional capital sufficient to enable us to grow our loan portfolio or to make or sustain distributions to our shareholders.

We currently have available investable cash of $34 million and $192 million available under out Master Repurchase Agreement, assuming the size of that facility is limited to our equity. After we invest these sources we may not be able to obtain additional capital to make investments that we determine are attractive. If so, this could limit our ability to grow our loan portfolio in the future, including by pursuing opportunities that may from time to time be available in our loan origination pipeline, and adversely affect our ability to make or sustain distributions to our shareholders. Our ability to further grow our loan portfolio over time will depend, to a significant degree, upon our ability to obtain additional capital. Our access to additional capital depends upon a number of factors, some of which we have little or no control over, including:

•	general economic, market or industry conditions;
•	the market’s view of the quality of our assets;

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•	the market’s perception of our growth potential;
•	our current and potential future earnings and distributions to our shareholders; and
•	the value of our securities.

If regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. This could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

If we cannot obtain additional capital after we invest our current available cash and borrowing availability under our Master Repurchase Agreement, our future investable cash may be limited to proceeds we receive from repayments of our loan investments, and from interest payments we receive, from borrowers or from other investments we may make. Therefore, in order to grow our business, we may have to rely on additional equity issuances, which may be dilutive to our shareholders, or on debt financings which may require us to use a large portion of our cash flow from operations to fund our debt service obligations, thereby reducing funds available for our operations, future business opportunities, distributions to our shareholders or other purposes. We cannot be sure that we will have access to such debt or equity capital on favorable terms at the desired times, or at all, which may cause us to reduce or suspend our investment activities or dispose of assets at an inopportune time or price, which could negatively affect our financial condition, results of operations and ability to make or sustain our distributions to our shareholders.

If the market value of our common shares declines, our cost of equity capital will increase, and we may not be able to practically or otherwise raise equity capital by issuing additional equity securities.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate or acquire our target investments on attractive terms or at all and could also affect the pricing of any investment opportunities.

Our profitability depends, in large part, on our ability to originate or acquire our target investments on attractive terms. We operate in a highly competitive market for investment opportunities. We compete with a variety of institutional investors, including other mortgage REITs, specialty finance companies, public and private funds (including mortgage REITs, funds or investors that our Manager, RMR LLC or their subsidiaries currently, or may in the future, sponsor, advise or manage), banks, and insurance companies and other financial institutions. Some of our competitors, including other mortgage REITs and alternative CRE lenders, have raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with our investment objectives, which may create additional competition for lending and other investment opportunities. Many of our competitors are significantly larger than we are and have considerably greater financial, technical, marketing and other resources than we have. Many of our competitors are not subject to the operating constraints associated with REIT tax or SEC reporting compliance or maintenance of an exemption from registration as an investment company under the 1940 Act. Some of our competitors may have a lower cost of capital and access to funding sources that may not be available to us, such as the U.S. Government, or are only available to us on substantially less attractive terms. In addition, some of our competitors may have higher risk tolerances or make different risk assessments than us, which could lead them to consider a wider variety of investments, offer more attractive pricing or other terms than us, for example, higher LTV ratios or lower interest rates than we are willing to offer or accept, or establish more relationships than us. Furthermore, competition for our target investments may lead to the price for these investments increasing, which may further limit our ability to generate desired returns. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations, and we cannot be sure that we will be able to identify and originate or acquire our target investments.

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We have a limited operating history investing in mortgage loans and have made a limited number of target investments to date.

We have a limited operating history investing in mortgage loans and have made a limited number of target investments to date. Our ability to achieve our investment objectives depends on our ability to make investments that generate attractive, risk adjusted returns, as well as on our access to financing on terms that permit us to realize net interest income from our investments. In general, the availability of favorable investment opportunities will be affected by the level and volatility of interest rates in the market generally, the availability of adequate short and long term real estate financing and the competition for investment opportunities. We cannot be sure that we will be successful in obtaining additional capital to enable us to make new investments, that any investments we have made or may make will satisfy our targeted rate of return or other investment objectives, or that we will be able to successfully operate our business, or implement our operating policies and investment strategies. If we fail to make additional investments within a reasonable time or on acceptable terms, such failure may have a material adverse effect on our business, financial condition, results of operations, ability to maintain our qualification for taxation as a REIT under the IRC, and ability to make or sustain distributions to our shareholders, and could cause the value of our securities to decline.

A loss with respect to any one of our loan investments may be significant due to the limited number of investments within our loan portfolio.

As of March 23, 2021, our portfolio consisted of seven first mortgage whole loans. A consequence of this limited number of investments is that the aggregate returns we realize may be adversely affected if any of our investments performs poorly or we need to write down the value of any of our investments or if any of our investments is repaid prior to maturity and we are not able to promptly redeploy the proceeds in a manner that provides us with comparable returns. A loss with respect to any one of our loan investments may be significant.

The lack of liquidity of our loan investments may adversely affect our business.

The lack of liquidity of our loan investments may make it difficult for us to sell our investments if the need or desire arises. Certain investments such as mortgages, in particular, are relatively illiquid investments due to their short life, their potential unsuitability for securitization and the difficulty of recovery in the event of a borrower’s default. In addition, our loan investments may become less liquid after we have made them as a result of delinquencies or defaults, turbulent market conditions or the unavailability to borrowers of refinancing capital, which may make it more difficult for us to dispose of our investments at advantageous prices or in a timely manner. Moreover, the investments we make are not registered under relevant securities laws, resulting in limitations or prohibitions against their transfer, sale, pledge or disposition except in transactions that are exempt from registration requirements or are otherwise in accordance with such laws. As a result, our loan investments are illiquid, and if we are required to liquidate all or a portion of our loan portfolio quickly, we may realize significantly less than the value at which we have previously recorded those investments. Further, we may face other restrictions on our ability to liquidate an investment to the extent that we or our Manager has or could be attributed as having material, non-public information regarding the borrower entity. As a result, our ability to adjust our loan portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our financial condition and results of operations.

Loans secured by properties in transition or requiring significant renovation involve a greater risk of loss than loans secured by stabilized properties.

We originate transitional bridge loans to borrowers who are seeking shorter term capital to be used in acquisitions, construction or repositioning of properties. In a typical transitional loan, the borrower has usually identified a property that the borrower believes has been under-managed, is located in a recovering market or requires renovation. The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns, construction risks and noncompletion risks, among others. Estimates of the costs of property improvements may be inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If the borrower fails to improve the quality of the property’s management or the market in which the property is located fails to improve as expected, or the renovation is not completed in a timely manner or such costs are more than expected, then the borrower may not generate sufficient cash flow to make payments on or refinance the transitional loan, and we may not recover some or all of our investment.

In addition, borrowers often use the proceeds of a conventional mortgage loan to repay a transitional loan. Transitional loans therefore are subject to the risk of the borrowers’ inability to obtain financing to repay the loan. Losses we incur with respect to our transitional loans could be material.

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Our Manager’s diligence process for investment opportunities may not reveal all facts that may be relevant for an investment, and if we incorrectly evaluate the risks of our investments, we may experience losses.

Prior to our making any investment, our Manager conducts diligence that it considers reasonable based upon the facts and circumstances of the investment. When conducting diligence on our behalf, our Manager may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the diligence process to varying degrees depending on the type of potential investment. Nonetheless, our diligence may not reveal all of the risks associated with our investments. We evaluate our potential investments based upon criteria our Manager deems appropriate for the relevant investment. Our underwriting assumptions and loss estimates may not prove accurate, and actual results may vary from estimates. If we underestimate the risks and potential losses associated with an investment we originate or acquire, we may experience losses from the investment.

Moreover, investment analyses and decisions by our Manager may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to our Manager at the time of making an investment decision may be limited. Therefore, we cannot be sure that our Manager will have knowledge of all circumstances that may adversely affect such investment.

Prepayment rates may adversely affect the value of certain of our investments which could negatively impact our ability to make or sustain distributions to our shareholders.

The prepayment rates at which our borrowers prepay our investments, where contractually permitted, will be influenced by changes in current interest rates, significant changes in the performance of underlying real estate assets and a variety of economic and other factors beyond our control. Prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from increases in such rates. In periods of declining interest rates, prepayments on investments generally increase and the proceeds of prepayments received during these periods are likely to be reinvested by us in comparable assets at reduced yields. Conversely, in periods of rising interest rates, prepayments on investments, where contractually permitted, generally decrease, in which case we would not have the prepayment proceeds available to invest in comparable assets at higher yields. We may invest in loans and other assets secured or supported by transitional real estate assets; significant improvement in the performance of such assets may result in prepayments as other financing alternatives become available to the borrower. In addition, it may take an extended period for us to reinvest any repayments we may receive, and any reinvestments we may be able to make may not provide us with similar returns or comparable risks as those of our current investments. We expect to be entitled to fees upon the prepayment of our investments, although we cannot be sure that such fees will adequately compensate us as the functional equivalent of a “make whole” payment. Furthermore, we may not be able to structure future investments to impose a make whole obligation upon a borrower in the case of an early prepayment. As a result, our income will be reduced, which will have a negative impact on our ability to make or sustain distributions to our shareholders.

Difficulty or delays in redeploying the proceeds from repayments of our existing loan investments may cause our financial performance and returns to shareholders to decline.

As our loan investments are repaid, we intend to redeploy the proceeds we receive into new loan investments, repay any borrowings under our Master Repurchase Facility, or other debt agreements and pay distributions to our shareholders. It is possible that we will fail to identify and complete reinvestments that would provide returns or a risk profile that is comparable to the loan investment that was repaid. If we fail to redeploy, or experience any delays in redeploying, the proceeds we receive from repayment of a loan investment in equivalent or better alternatives, our financial performance and returns to shareholders could decline.

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A prolonged economic slowdown, a recession or declining real estate values could materially and adversely affect us.

We believe that the risks associated with our investments will be more severe during periods of economic slowdown or recession, such as due to the impact of the COVID-19 pandemic, especially if these periods are accompanied by declining real estate values. Consequently, our investment strategy may be adversely affected by prolonged economic downturns or recessions where declining real estate values would likely reduce the level of new mortgage and other real estate related loan originations since borrowers often use the appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of their real estate declines. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our ability to originate or acquire loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to make or sustain distributions to our shareholders.

The CRE loans and other CRE related investments that we originate or acquire are subject to the ability of the property owner to generate net income from operating the property, as well as the risks of delinquency and foreclosure.

CRE loans and other CRE related investments that we originate or acquire are subject to the ability of the property owner to generate net income from operating the property. The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired and the risks of delinquency and foreclosure may increase. Net operating income of an income producing property can be affected by, among other things:

•	tenant mix and tenant bankruptcies;
•	success of tenant businesses;
•	property management decisions, including with respect to capital improvements, particularly in older building structures;
•	property location, condition and design;
•	competition from comparable properties;
•	changes in national, regional or local economic conditions and/or specific industry segments;
•	declines in regional or local real estate values;
•	declines in regional or local rental or occupancy rates;
•	changes in interest rates, and in the state of the debt and equity capital markets, including diminished availability or lack of CRE debt financing;
•	changes in real estate tax rates, tax credits and other operating expenses;
•	costs of remediation and liabilities associated with environmental conditions;
•	the potential for uninsured or underinsured property losses;
•	changes in laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and
•	acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under any CRE loan or other CRE related investment held by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral (net of our costs to enforce our rights with respect to that collateral) and the principal and accrued interest of the loan or investment, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our shareholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under applicable law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

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We may need to foreclose on loans that are in default, which could result in losses.

We may find it necessary to foreclose on loans that are in default. Foreclosure processes are often lengthy and expensive. Results of foreclosure processes may be uncertain, as claims may be asserted by borrowers or by other lenders or investors in the borrowers that interfere with enforcement of our rights, such as claims that challenge the validity or enforceability of our loan or the priority or perfection of our mortgage or other security interests. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no merit, in an effort to prolong the foreclosure action and seek to force us into a modification of the loan or a buy-out of the loan for less than we are owed. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and delaying the foreclosure processes and potentially result in reductions or discharges of borrower’s debt. Foreclosure may create a negative public perception of the collateral property, resulting in a diminution of its value. Even if we are successful in foreclosing on a mortgage loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our investment. Any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will reduce the net proceeds realized and increase the time it may take to collect such proceeds, and, thus, increase the potential for loss.

The CRE loans and other CRE related investments that we originate or acquire expose us to risks associated with real estate investments generally.

In addition to the other risks discussed herein, the CRE loans and other CRE related investments that we originate or acquire expose us to risks associated with real estate investments, generally, including:

•	economic and market fluctuations;
•	political instability or changes;
•	changes in environmental, zoning and other laws;
•	casualty or condemnation losses;
•	regulatory limitations on rents;
•	decreases in property values;
•	changes in the appeal of properties to tenants;
•	changes in supply and demand for CRE properties and debt;
•	changes in valuation of collateral underlying CRE properties and CRE loans, resulting from inherently subjective and uncertain valuations;
•	energy supply shortages;
•	various uninsured or uninsurable risks;
•	adverse weather, natural disasters and climate events;
•	changes in government regulations, such as rent control;
•	changes in the availability of debt financing and/or mortgage funds, which may render the sale or refinancing of properties difficult or impracticable;
•	increases in mortgage defaults; and
•	increases in borrowing rates.

We cannot predict the degree to which economic conditions generally, and the conditions for CRE debt financing in particular, will improve or decline. Any declines in the performance of the U.S. or global economies or in real estate debt markets could have a material adverse effect on us.

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REIT distribution requirements and limitations on our ability to access reasonably priced capital may adversely impact our ability to carry out our business plan.

To maintain our qualification for taxation as a REIT under the IRC, we are required to satisfy distribution requirements imposed by the IRC. Accordingly, we may not be able to retain sufficient cash to fund our operations, repay our debts or make investments. Our business strategies therefore depend, in part, upon our ability to raise additional capital at reasonable costs. The volatility in the availability of capital to businesses on a global basis in most debt and equity markets generally may limit our ability to raise reasonably priced capital. We may also be unable to raise reasonably priced capital because of reasons related to our business, market perceptions of our prospects, the terms of our indebtedness, the extent of our leverage or for reasons beyond our control, such as market conditions. Because the earnings we are permitted to retain are limited by the rules governing REIT qualification and taxation, if we are unable to raise reasonably priced capital, we may not be able to carry out our business plan.

Changes in market interest rates may significantly reduce our revenues or impede our growth.

Interest rates have remained at relatively low levels on a historical basis, and the U.S. Federal Reserve System, or the U.S. Federal Reserve, has indicated that it does not expect to raise interest rates in response to the COVID-19 pandemic and current market conditions until at least the end of 2023. There can be no assurance, however, that the U.S. Federal Reserve will not raise rates prior to that time. If market interest rates increase, those increases may materially and negatively affect us in various ways, including:

•	Changes in interest rates may affect our net interest income from our investments, which is the difference between the interest income we earn on our interest earning investments and the interest expense we incur in financing our investments.
•	Changes in interest rates may affect our ability to make investments as well as borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on any fixed rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our investments, net of credit losses and our financing costs. Even when our investments and borrowings are match funded, the income from our investments may respond more slowly to interest rate fluctuations than the cost of our borrowings.
•	Amounts outstanding under our Master Repurchase Facility require interest to be paid at floating interest rates. When interest rates increase, our interest costs will increase. Additionally, if we choose to hedge our interest rate risk, we cannot be sure that the hedge will be effective or that our hedging counterparty will meet its obligations to us.
•	Investors may consider whether to buy or sell our common shares based upon the then distribution rate on our common shares relative to the then prevailing market interest rates. If market interest rates go up, investors may expect a higher distribution rate than we are able to pay, which may increase our cost of capital, or they may sell our common shares, if any, and seek alternative investments that offer higher distribution rates. Sales of our common shares may cause a decline in the value of our common shares.

The phase out or transitioning of LIBOR may negatively impact our business, financial results and cash flows.

Our existing investments require the borrowers to pay us interest at floating rates based upon LIBOR. We expect that future debt investments we make will similarly provide for interest to be paid to us at floating rates based upon LIBOR. In addition, our Master Repurchase Agreement requires us to pay interest on amounts we borrow under those agreements at floating rates based upon LIBOR. Future debt financing arrangements that we may enter may also require interest based upon LIBOR. LIBOR is currently expected to be phased out for new contracts by December 31, 2021 and for pre-existing contracts by June 30, 2023. Our Master Repurchase Facility provides that, at such time as LIBOR is no longer available as a base rate to calculate interest payable on amounts outstanding under our Master Repurchase Facility, the replacement base rate shall be based upon the Secured Overnight Financing Rate, or if the Secured Overnight Financing Rate is not available, such other rate as may be determined by UBS in accordance with the terms of our Master Repurchase Agreement. Our loan agreements with our borrowers generally provide that if LIBOR is not able to be determined, interest will be calculated using a floating base rate equal tothe greater of the Federal Funds Rate plus 50 basis points or the Prime Rate. Further, we may negotiate with our borrowers new interest rate indices and other provisions to maintain the intent of the original loan arrangements. We currently expect that the determination of interest under our loan agreements with our borrowers would be revised as provided under the agreements or amended as necessary to provide for an interest rate that approximates the existing interest rate as calculated in accordance with LIBOR. We also currently expect that the determination of interest under any other then existing debt financing arrangements would be similarly revised or amended as necessary for this same purpose. Despite our current expectations, we cannot be sure that, if LIBOR is phased out or transitioned, the changes to the determination of interest under our agreements would approximate the current calculation in accordance with LIBOR. We do not know what standard, if any, will replace LIBOR if it is phased out or transitioned. If the determination of interest does not, or if we cannot forecast with sufficient confidence that it will, approximate the current calculation in accordance with LIBOR, we may incur additional costs, our investment income, net of interest expense, may decline, we may lose investment opportunities or make unsuccessful investments due to not being able to accurately price our proposed investments and our cash flows may be negatively impacted.

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State licensing requirements may cause us to incur expenses and our failure to be properly licensed may have a material adverse effect on our operations.

We or our Manager may be required to hold licenses in a number of U.S. states to conduct lending activities. State licensing statutes vary from state to state and may prescribe or impose, among other things:

•	various recordkeeping requirements;

•	restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees;

•	disclosure requirements;

•	requirements that licensees submit to periodic examination;

•	surety bond and minimum specified net worth requirements;

•	periodic financial reporting requirements;

•	notification requirements for changes in principal officers, share ownership or corporate control;

•	restrictions on advertising; and

•	requirements that loan forms be submitted for review.

There is no guarantee that we or our Manager will be able to obtain these licenses, and efforts to obtain and maintain such licenses may cause us to incur significant expenses. Any failure to be properly licensed under state law or otherwise may have a material adverse effect on us and our operations.

Changes in laws or regulations could increase competition for CRE debt financing or require changes to our business practices and adversely affect us.

Various laws and regulations currently exist that restrict the investment activities of banks and certain other financial institutions but do not apply to us. We believe this regulatory difference may create opportunities for us to successfully grow our business.

The laws and regulations governing our operations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Such changes or new laws or regulations could require changes to certain of our business practices, negatively impact our operations, impose additional costs on us or otherwise adversely affect our business. There has been increasing commentary amongst regulators and intergovernmental institutions on the role of nonbank institutions in providing credit and, particularly, so-called “shadow banking,” a term generally taken to refer to credit intermediation involving entities and activities outside the regulated banking system. For example, in August 2013, the Financial Stability Board issued a policy framework for strengthening oversight and regulation of shadow banking entities. That report outlined initial steps to define the scope of the shadow banking system and proposed governing principles for a regulatory framework. A number of other regulators and international organizations are studying the shadow banking system. At this time, it is too early to assess whether any new rules or regulations will be adopted or what impact such rules or regulations will have on us, if any. In an extreme eventuality, it is possible that such regulations could cause us to cease operations.

We may be subject to lender liability claims and, if we are held liable under such claims, we could be subject to losses.

A number of judicial decisions have recognized the rights of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability”. Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot be sure that such claims will not arise or that we will not be subject to significant liability and losses if claims of this type arise.

If the loans that we originate or acquire do not comply with applicable laws, we may be subject to material penalties.

Loans that we originate or acquire may be subject to U.S. federal, state or local laws. Real estate lenders and borrowers may be responsible for compliance with a wide range of laws intended to protect the public interest, including, without limitation, the Americans with Disabilities Act and local zoning laws. If we or our Manager fail to comply with such laws in relation to a loan that we have originated or acquired, legal penalties may be imposed, which could materially and adversely affect us. Jurisdictions with “one action,” “security first” and/or “antideficiency rules” may limit our ability to foreclose on a collateral property or to realize on obligations secured by a collateral property. In the future, new laws may be enacted or imposed by U.S. federal, state or local governmental entities, and such laws could have a material adverse effect on us and our operations.

Insurance proceeds on a property may not cover all losses, which could result in the corresponding non-performance of or loss on our investment related to such property.

Losses of a catastrophic nature, such as those caused by hurricanes, flooding, volcanic eruptions and earthquakes, among other things, losses as a result of outbreaks of pandemics, including the COVID-19 pandemic, or losses from terrorism, may be uninsurable or not commercially insurable. Inflation, changes in zoning and building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds being inadequate to restore an affected property to its condition prior to a loss or to compensate for related losses. The insurance proceeds we receive as a result of losses to our collateral properties may not be adequate to restore our economic position after losses affecting our investments. Any uninsured or underinsured loss could result in the loss of cash flow from, and reduce the value of, our investments related to such properties and the ability of the borrowers under such investments to satisfy their obligations to us.

Liability relating to environmental matters may adversely impact the value of our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may be liable for environmental hazards at, or migrating from, its properties, including those created by prior owners or occupants, existing tenants, abutters or other persons. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect our borrowers’ ability to refinance or sell, and the value of, our collateral. If an owner of property underlying one of our investments becomes liable for costs of removal of hazardous substances, the ability of the owner to make payments to us may be reduced. If we foreclose on a property underlying our investments, the presence of hazardous substances on the property may adversely affect our ability to sell the property and we may incur substantial remediation costs, causing us to experience losses.

We may not have control over certain of our investments.

Our ability to manage our investments may be limited by the form in which they are made. In certain situations, we may:

•	acquire or retain investments subject to rights of senior classes and servicers under intercreditor or servicing agreements;

•	acquire or retain only a minority and/or a non-controlling participation in an underlying investment;

•	pledge our investments as collateral for financing arrangements;

•	co-invest with others through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

•	rely on independent third party management or servicing with respect to the management of a particular investment.

We may not be able to exercise control over all aspects of our investments. For example, our rights to control the process following a borrower default may be subject to the rights of senior or junior creditors or servicers whose interests may not be aligned with ours. A partner or co-venturer may have economic or business interests or goals that are inconsistent with ours, or may be in a position to take action contrary to our investment objectives. In addition, in certain circumstances we may be liable for the actions of our partners or co-venturers.

RMR LLC and our Manager rely on information technology and systems in their respective operations, and any material failure, inadequacy, interruption or security failure of that technology or those systems could materially and adversely affect us.

Our Manager and RMR LLC rely on information technology and systems, including the Internet and cloud-based infrastructures, commercially available software and their internally developed applications, to process, transmit, store and safeguard information and to manage or support a variety of their business processes, including financial transactions and maintenance of records, which may include personal identifying information of employees and borrower and investment data. If these systems experience material security or other failures, inadequacies or interruptions of their information technology, we could incur material costs and losses and our operations could be disrupted as a result. Further, third party vendors could experience similar events with respect to their information technology and systems that impact the products and services they provide to RMR LLC, our Manager or us. RMR LLC and our Manager rely on commercially available systems, software, tools and monitoring, as well as their internally developed applications and internal procedures and personnel, to provide security for processing, transmitting, storing and safeguarding confidential borrower and vendor information, such as personally identifiable information related to their employees, guarantors, tenants and others and information regarding their and our financial accounts. RMR LLC and our Manager take various actions, and incur significant costs, to maintain and protect the operation and security of their information technology and systems, including the data maintained in those systems. However, it is possible that these measures will not prevent the systems’ improper functioning or a compromise in security, such as in the event of a cyberattack or the improper disclosure of personally identifiable information.

Security breaches, computer viruses, attacks by hackers, online fraud schemes and similar breaches can create significant system disruptions, shutdowns, fraudulent transfer of assets or unauthorized disclosure of confidential information. Our cybersecurity risks are heightened by, among other things, the evolving nature of the threats faced, advances in computer capabilities, new discoveries in the field of cryptography and new and increasingly sophisticated methods used to perpetrate illegal or fraudulent activities against RMR LLC or our Manager, including cyberattacks, email or wire fraud and other attacks exploiting security vulnerabilities in RMR LLC’s, our Manager’s or other third parties’ information technology networks and systems or operations. Any failure to maintain the security, proper function and availability of RMR LLC’s or our Manager’s information technology and systems, or certain third party vendors’ failure to similarly protect their information technology and systems that are relevant to RMR LLC’s, our Manager’s or our operations, or to safeguard RMR LLC’s, our Manager’s or our business processes, assets and information could result in financial losses, interrupt our operations, damage our reputation, cause us to be in default of material contracts and subject us to liability claims or regulatory penalties, any of which could materially and adversely affect our business and the value of our securities.

Risks Related to Financing

We may incur significant debt, and our governing documents contain no limit on the amount of debt we may incur.

Subject to market conditions and availability, we may incur significant debt through our Master Repurchase Facility or other repurchase or credit facilities (including term loans and revolving facilities), public and private debt issuances or otherwise. The amount of leverage we use will vary depending on our available investment opportunities, our available capital, our ability to obtain and access financing arrangements with lenders and the lenders’ and our estimate of the stability of our loan portfolio’s cash flow. Our governing documents contain no limit on the amount of debt we may incur, and we may significantly increase the amount of leverage we utilize at any time without approval of our shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others. Leverage can enhance our potential returns but can also exacerbate our losses.

Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with covenants contained in our debt instruments, including our Master Repurchase Agreement, which would likely result in (1) acceleration of such debt (and any other debt arrangements containing a cross default or cross acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (2) our inability to borrow unused or undrawn amounts under our Master Repurchase Facility, or our other financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (3) the loss of some or all of our assets to foreclosures or forced sales;

•	our debt may increase our vulnerability to adverse economic, market and industry conditions with no assurance that our investment yields will increase to match our higher financing costs;

•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, distributions to our shareholders or other purposes; and

•	we may not be able to refinance maturing debts.

We cannot be sure that our leverage strategies will be successful.

The duration of our debt leverage and our investments may not match.

We generally intend to structure our debt leverage so that we minimize the difference between the term of our investments and the term of the leverage we use to finance them; however, we may not succeed in doing so. In the event that our leverage is for a shorter term than our investments, we may not be able to extend or find appropriate replacement leverage, which could require us to sell certain investments before we otherwise might. In the event that our leverage is for a longer term than our investments, we may not be able to replace our investments as they mature with new investments or at all, which could negatively impact our earnings.

We intend to structure our leverage so that we minimize the difference between the index of our investments and the index of our debt leverage, by financing floating rate investments with floating rate leverage and fixed rate investments with fixed rate leverage. If such a floating rate or fixed rate product is not available to us on reasonable terms, we may use hedging instruments to create such a match. Our attempts to mitigate the risk of a mismatch with the duration or index of our investments and leverage will be subject to factors outside of our control, such as the availability to us of favorable financing and hedging options, and we may not be successful.

The risks of duration mismatches are magnified by the potential for the extension of loans in order to maximize the likelihood and magnitude of their recovery value in the event the loans experience credit or performance challenges; use of these asset management practices would effectively extend the duration of our investments, while our liabilities may have set maturity dates.

A failure to comply with restrictive covenants in our Master Repurchase Agreement or our other financing arrangements would have a material adverse effect on us, and any future financings may require us to provide additional collateral or pay down debt.

We are subject to various restrictive covenants contained in our Master Repurchase Agreement and we may be subject to additional covenants in connection with future financing arrangements. Our Master Repurchase Agreement requires us to maintain compliance with various financial covenants, including a minimum tangible net worth and cash liquidity, and specified financial ratios, such as total debt to tangible net worth and a minimum interest coverage ratio. Financing arrangements that we may enter into in the future may contain similar or more restrictive covenants. These covenants may limit our flexibility to pursue certain investments or incur additional debt. If we fail to meet or satisfy any of these covenants, we may be in default under the agreements governing the applicable arrangements, and our lenders could elect to accelerate our obligation to repurchase certain assets, declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral or enforce their rights against existing collateral. We may also be subject to cross default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral or foreclosure upon default. These covenants and restrictions could also make it difficult for us to satisfy the qualification requirements necessary to maintain our qualification for taxation as a REIT under the IRC.

Our Master Repurchase Agreement requires, and the agreements governing any additional repurchase or bank credit facilities or debt arrangements that we may enter into will likely require, us to provide additional collateral or pay down debt.

Our Master Repurchase Facility and any additional repurchase or bank credit facilities (including term loans and revolving facilities) or debt arrangements that we may enter into to finance future investments may involve the risk that the value of the investments sold by us or pledged to the provider of such repurchase or bank credit facilities or debt arrangements may decline, and, in such circumstances, we would likely be required to provide additional collateral or to repay all or a portion of the funds advanced thereunder. With respect to our Master Repurchase Facility, subject to certain conditions, UBS has sole discretion to determine the market value of the investments that serve as collateral under the facility for purposes of determining whether we are required to pay margin to UBS. Where a decline in the value of collateral, including as a result of the impact of the COVID-19 pandemic, results in a margin deficit, UBS may require us to eliminate that margin deficit through a combination of purchased asset repurchases and cash transfers to UBS, subject to UBS’s approval. We may not have funds available to eliminate any such margin deficit and may be unable to raise funds from alternative sources on favorable terms or at all, which would likely result in a default under our Master Repurchase Agreement. In the event of any such default, UBS could accelerate our outstanding debts and terminate our ability to obtain additional advancements under our Master Repurchase Facility, and our financial condition and prospects would be materially and adversely affected. Any debt arrangements that we may enter into in the future would likely contain similar provisions. In addition, if any of our current or future lenders file for bankruptcy or become insolvent, our investments that serve as collateral under the applicable repurchase or bank credit facility or debt arrangement may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of those assets. Such an event could restrict our access to additional debt arrangements and therefore increase our cost of capital. Lenders under any future repurchase or bank credit facilities or debt arrangements may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets to maximum capacity, which could reduce our return on assets. If we are unable to meet any such collateral obligations, our financial condition and prospects could deteriorate rapidly.

Any default in a repurchase agreement will likely cause us to experience a loss.

If any counterparty to a repurchase transaction under our Master Repurchase Facility or the counterparty to any other repurchase financing arrangement we may enter defaults on its obligation to resell the underlying asset back to us at the end of the transaction term, or if the value of the underlying asset has declined as of the end of that term, or if we default on our obligations under such repurchase agreement, we will likely incur a loss on such repurchase transactions.

Risks Related to Our Relationships with Our Manager and RMR LLC

We are dependent upon our Manager and its personnel. We may be unable to find suitable replacements if our management agreement is terminated.

We do not have an office separate from our Manager and do not have any employees. Our executive officers also serve as officers of our Manager and of RMR LLC. Our Manager itself has limited resources and is dependent upon facilities and services available to our Manager under its shared services agreement with RMR LLC. Our Manager is not obligated to dedicate any specific personnel exclusively to us, and RMR LLC is not obligated to dedicate any specific personnel to our Manager for services for us or otherwise. Our officers are not obligated to dedicate any specific portion of their time to our business. Our officers have responsibilities for other companies to which our Manager or RMR LLC provides management services. As a result, our officers may not always be able to devote sufficient time to the management of our business, and we may not receive the level of support and assistance that we would receive if we were internally managed or if we had different management arrangements. The term of our management agreement renews for successive one year periods, subject to non-renewal in accordance with the agreement. If our management agreement or our Manager’s shared services agreement with RMR LLC is terminated and no suitable replacement is found, we may not be able to continue in business.

Our Manager has broad discretion in operating our day to day business.

Our Manager is authorized to follow broad operating and investment guidelines and, therefore, has discretion in identifying investments that will be appropriate for us, as well as our individual operating and investment decisions. Our Board of Trustees periodically reviews our operating and investment guidelines and our operating activities, investments and financing arrangements, but it does not review or approve each decision made by our Manager on our behalf. In addition, in conducting periodic reviews, our Board of Trustees relies primarily on information provided to it by our Manager. Our Manager may exercise its discretion in a manner that results in investment returns that are substantially below expectations or that results in losses.

Our management structure and agreements and relationships with our Manager and RMR LLC and RMR LLC’s and its controlling shareholder’s relationships with others may create conflicts of interest, or the perception of such conflicts, and may restrict our investment activities.

We are subject to conflicts of interest arising out of our relationship with our Manager, RMR LLC, their affiliates and entities to which they provide management services. Our Manager is a subsidiary of RMR LLC, which is a majority-owned operating subsidiary of RMR Inc. One of our Managing Trustees, Adam Portnoy, as the sole trustee of ABP Trust, is the controlling shareholder of RMR Inc., a managing director and the president and chief executive officer of RMR Inc., an officer and employee of RMR LLC and a director of our Manager. He is also a managing director or managing trustee of all the other public companies to which RMR LLC or its subsidiaries provide management services, including us.

Matthew P. Jordan, our other Managing Trustee, is a director and the president and chief executive officer of our Manager, and an officer of RMR LLC and RMR Inc. Thomas J. Lorenzini, our President, and G. Douglas Lanois, our Chief Financial Officer and Treasurer, are each an officer and employee of RMR LLC and an officer of our Manager. Messrs. Jordan, Lorenzini and Lanois have duties to RMR LLC and to our Manager, as well as to us, and we do not have their undivided attention. They and other RMR LLC personnel may have conflicts in allocating their time and resources between us and RMR LLC and other companies to which RMR LLC or its subsidiaries provide services. Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services.

Our Manager, RMR LLC, their affiliates and the entities to which they provide management services are generally not prohibited from competing with us. In addition, our Manager, RMR LLC and their subsidiaries may sponsor or manage other funds, REITs or other entities, including entities that make investments similar to the investments we make, and including entities in which our Manager or its affiliates or personnel may have a controlling, sole or substantial economic interest. For example, our Manager currently manages Tremont Mortgage Trust, a publicly traded mortgage REIT with an investment focus of originating and investing in first mortgage whole loans generally of $50.0 million or less secured by middle market and transitional CRE. Also, our Manager regularly provides mortgage brokerage services, originating and arranging CRE loans between borrowers and other lenders. As a result, conflicts of interests may exist for our Manager, RMR LLC and their affiliates with respect to the allocation of investment opportunities. In our management agreement, we specifically acknowledge these conflicts of interest and agree that our Manager, RMR LLC and their affiliates may resolve such conflicts in good faith and in their fair and reasonable discretion and may allocate investments, including those within our investment objectives, to RMR LLC and its other clients, including clients in which our Manager, its affiliates or their personnel may have a controlling, substantial economic or other interest. Accordingly, we may lose investment opportunities to, and may compete for investment opportunities with, other businesses managed by our Manager, RMR LLC or their subsidiaries. In addition to the fees payable to our Manager under our management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we securitize some of our CRE loans, our Manager or its affiliates may act as the collateral manager for such securitizations. In any of these or other capacities, our Manager and its affiliates may receive fees for their services if approved by a majority of our Independent Trustees.

In addition, we may in the future enter into additional transactions with our Manager, RMR LLC, their affiliates or entities managed by them or their subsidiaries. In particular, we may provide financing to entities managed by our Manager, RMR LLC or their subsidiaries, or co-invest with, purchase assets from, sell assets to or arrange financing from any such entities. In addition to his investments in RMR Inc. and RMR LLC, Adam Portnoy holds equity investments in other companies to which RMR LLC or its subsidiaries provide management services and some of these companies have significant cross ownership interests, including, for example: as of December 31, 2020, Mr. Portnoy beneficially owned, in aggregate, 2.3% of our common shares, 6.3% of Five Star Senior Living Inc.’s outstanding common stock (including through ABP Trust), 1.2% of Industrial Logistics Properties Trust’s outstanding common shares, 1.5% of Office Properties Income Trust’s outstanding common shares, 1.1% of Diversified Healthcare Trust’s outstanding common shares, 1.1% of Service Properties Trust’s outstanding common shares, 19.4% of Tremont Mortgage Trust (including through our Manager) and 4.5% of TravelCenters of America Inc.’s outstanding common shares (including through RMR LLC). Our executive officers may also own equity investments in other companies to which our Manager, RMR LLC or their subsidiaries provide management services. These multiple responsibilities, relationships and cross ownerships may give rise to conflicts of interest or the perception of such conflicts of interest with respect to matters involving us, RMR Inc., RMR LLC, our Managing Trustees, the other companies to which RMR LLC or its subsidiaries provide management services and their related parties. Conflicts of interest or the perception of conflicts of interest could have a material adverse impact on our reputation, business and the market price of our common shares and other securities and we may be subject to increased risk of litigation as a result.

We cannot be sure that our Code of Conduct, our Governance Guidelines, our investment allocation policy or other procedural protections we adopt will be sufficient to enable us to identify, adequately address or mitigate actual or alleged conflicts of interest or ensure that our transactions with related persons are made on terms that are at least as favorable to us as those that would have been obtained with an unrelated person.

Our management agreement’s fee and expense structure may not create proper incentives for our Manager, which may increase the risk of an investment in our common shares.

We are required to pay our Manager base management fees regardless of the performance of our loan portfolio. Our Manager’s entitlement to a base management fee that is not based upon our performance or results might reduce its incentive to devote its time and effort to seeking investments that provide attractive, risk adjusted returns for us. Because the base management fees are also based in part on our outstanding equity, our Manager may be incentivized to advance strategies that increase our equity capital. Increasing our equity capital through the sale of our common shares will likely be dilutive to our existing shareholders and may not improve returns for those shareholders or the market price of our common shares. In addition, our Manager may earn incentive fees each quarter based on our core earnings, which, generally stated, are our earnings in a specified period in excess of a specified return. This may create an incentive for our Manager to invest in assets with higher yield potential, which are generally riskier or more speculative, or to sell assets prematurely for a gain in an effort to increase our near term net income and thereby increase the incentive fees to which our Manager is entitled. This incentive fee formula may encourage our Manager to recommend investments or take other actions which result in losses to us. In addition, we are required to pay or to reimburse our Manager for all costs and expenses of our operations (other than the costs of our Manager’s employees who provide services to us), including, but not limited to, the costs of rent, utilities, office furniture, equipment, machinery and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, other costs and expenses not specifically required under our management agreement to be borne by our Manager, and other costs our Independent Trustees may agree to. Some of these overhead, professional and other services are provided by RMR LLC pursuant to a shared services agreement between our Manager and RMR LLC. We are also obligated to pay our pro rata share of RMR LLC’s costs for providing our internal audit function. Our obligation to reimburse our Manager for certain shared services costs may reduce our Manager’s incentive to efficiently manage those costs, which may increase our costs.

Our management agreement is between related parties and its terms may be less favorable to us than if they had been negotiated on an arm’s length basis with an unrelated party.

Our management agreement is between related parties and its terms, including the fees payable to our Manager, may be less favorable to us than if they had been negotiated on an arm’s length basis with an unrelated party. Pursuant to the terms of our management agreement, we are required to reimburse our Manager for the fees and other costs it pays to RMR LLC for shared services RMR LLC provides with respect to us. Because of the relationships among us, our Manager and RMR LLC, the terms of our management agreement were not negotiated on an arm’s length basis, and we cannot be sure that these terms are as favorable to us as they would have been if they had been negotiated on an arm’s length basis with an unrelated party.

Terminating our management agreement without a cause event may be difficult and will require our payment of a substantial termination fee.

Termination of our management agreement without a cause event will be difficult and costly. We may not terminate our management agreement during its initial term through December 31, 2023. Our Independent Trustees will review our Manager’s performance and the management fees annually and, following the initial term ending December 31, 2023, our management agreement may be terminated annually without a cause event upon the affirmative vote of at least two-thirds of our Independent Trustees based upon a determination that (1) our Manager’s performance is unsatisfactory and materially detrimental to us or (2) the base management fee and incentive fee, taken as a whole, payable to our Manager are not fair to us (in the case of (2), provided that our Manager will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). We will be required to provide our Manager with 180 days’ prior written notice of any such termination. Additionally, in the event our management agreement is terminated by us without a cause event or by our Manager for a material breach, we will be required to pay our Manager a termination fee equal to (1) three times the sum of (a) the average annual base management fee and (b) the average annual incentive fee, in each case paid or payable to the Manager during the twenty-four (24) month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two year period based on such fees earned by our Manager during such period, plus (ii) $1,600,000. These provisions increase the cost to us of terminating our management agreement and adversely affect our ability to terminate our Manager or not renew our management agreement without a cause event. These terms of our management agreement may discourage a change in our control, including a change of control of us, which might result in payment of a premium for our common shares.

Our Manager does not guaranty our performance; moreover, we could experience poor performance or losses for which our Manager would not be liable. Our Manager’s liability is limited under our management agreement, and we have agreed to indemnify our Manager against certain liabilities.

Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Our Manager does not guaranty our performance. Pursuant to our management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our Board of Trustees in following or declining to follow its advice or recommendations. We could experience poor performance or losses for which our Manager would not be liable. Under the terms of our management agreement, our Manager and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel will not be liable to us or any of our Trustees, shareholders or subsidiaries for any acts or omissions related to the provision of services to us under our management agreement, except by reason of acts or omissions that are proved to constitute bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Manager under our management agreement. In addition, under the terms of our management agreement, we agree to indemnify, hold harmless and advance expenses to our Manager and its affiliates, including RMR LLC, and their respective directors, trustees, officers, shareholders, owners, members, managers, employees and personnel from and against all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including all reasonable attorneys’, accountants’, and experts’ fees and expenses, arising from acts or omissions related to the provision of services to us or the performance of any matter pursuant to an instruction by our Board of Trustees, except to the extent it is proved that such acts or omissions constituted bad faith, fraud, intentional misconduct, gross negligence or reckless disregard of the duties of our Manager under our management agreement. Such persons will also not be liable for trade errors that may result from ordinary negligence, including errors in the investment decision making or trade process.

Our Manager may change its processes for identifying, evaluating and managing investments and the personnel performing those functions for us without our or our shareholders’ consent at any time.

Our Manager may change its personnel and processes for identifying, evaluating and managing investments for us without our or our shareholders’ consent at any time. In addition, we cannot be sure that our Manager will follow its processes. Changes in our Manager’s personnel and processes may result in fewer investment opportunities for us, inferior diligence and underwriting standards or adversely affect the collection of payments on, and the preservation of our rights with respect to, our investments, any of which may adversely affect our operating results.

Our management agreement permits our Trustees and officers, our Manager and its affiliates, including RMR LLC, and their respective directors, trustees, officers, agents and employees to retain business opportunities for their own benefit and to compete with us.

In recognition of the fact that our Trustees and officers, our Manager and its affiliates, including RMR LLC, and their respective directors, trustees, officers, agents and employees may engage in other activities or lines of business similar to those in which we engage, our management agreement provides that if such a person acquires knowledge of a potential business opportunity, we renounce, on our behalf and on behalf of our subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the maximum extent permitted by Maryland law (1) no such person is required to present, communicate or offer any business opportunity to us or any subsidiaries and (2) such persons, on their own behalf and on behalf of our Manager, any affiliate of such person or our Manager and any other person to which such person, RMR LLC or any of their subsidiaries provide management services, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than us. Consequently, our management agreement permits our Trustees and officers and our Manager and its affiliates, including RMR LLC, to engage in activities that compete with us.

Disputes with our Manager may be referred to binding arbitration, which follow different procedures than in-court litigation and may be more restrictive to shareholders asserting claims than in-court litigation.

Our management agreement with our Manager provides that any dispute arising thereunder will be referred to mandatory, binding and final arbitration proceedings if we, or any other party to such dispute, unilaterally so demands. As a result, we and our shareholders would not be able to pursue litigation in state or federal court against our Manager, if we or any other parties against whom the claim is made unilaterally demands the matter be resolved by arbitration. In addition, the ability to collect attorneys’ fees or other damages may be limited in the arbitration proceedings, which may discourage attorneys from agreeing to represent parties wishing to bring such litigation.

We may be at an increased risk for dissident shareholder activities due to perceived conflicts of interest arising from our management structure and relationships.

Companies with business dealings with related persons and entities may more often be the target of dissident shareholder trustee nominations, dissident shareholder proposals and shareholder litigation alleging conflicts of interest in their business dealings. Our relationships with our Manager, RMR LLC, their affiliates and entities to which they provide management services, Adam D. Portnoy and other related persons of RMR LLC may precipitate such activities. These activities, if instituted against us, could result in substantial costs, and diversion of our management’s attention and could have a material adverse impact on our reputation and business.

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Our Manager is subject to extensive regulation as an investment adviser, which could adversely affect its ability to manage our business.

Our Manager is subject to regulation as an investment adviser by various regulatory authorities that are charged with protecting the interests of its clients, including us. Our Manager could be subject to civil liability, criminal liability or sanction, including revocation of its registration as an investment adviser, censures, fines or temporary suspension or permanent bar from conducting business, if it is found to have violated any of the laws or regulations governing investment advisers. Any such liability or sanction could adversely affect our Manager’s ability to manage our business. Our Manager must continually address conflicts between its interests and those of its clients, including us. In addition, the SEC and other regulators have increased their scrutiny of conflicts of interest. Our Manager has procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if our Manager fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.

Risks Related to Our Organization and Structure

Ownership limitations and certain provisions in our declaration of trust and bylaws, as well as certain provisions of Maryland law, may deter, delay or prevent a change in our control or unsolicited acquisition proposals.

Our declaration of trust prohibits any shareholder, other than our Manager, RMR LLC and their affiliates (as defined) and certain persons who have been exempted by our Board of Trustees, from owning, directly and by attribution, more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of our outstanding shares of beneficial interest, including our common shares. This provision of our declaration of trust is intended to, among other purposes, assist with our REIT compliance under the IRC and otherwise promote our orderly governance. However, this provision may also inhibit acquisitions of a significant stake in us and may deter, delay or prevent a change of control of us or unsolicited acquisition proposals that a shareholder may consider favorable. Additionally, provisions contained in our declaration of trust and bylaws or under Maryland law may have a similar impact, including, for example, provisions relating to:

•	the division of our Trustees into three classes, with the term of one class expiring each year;

•	limitations on shareholder voting rights with respect to certain actions that are not approved by our Board of Trustees;

•	the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

•	shareholder voting standards which require a supermajority of shares for approval of certain actions;

•	the fact that only our Board of Trustees, or, if there are no Trustees, our officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

•	required qualifications for an individual to serve as a Trustee and a requirement that certain of our Trustees be “Managing Trustees” and other Trustees be “Independent Trustees,” as defined in our governing documents;

•	limitations on the ability of our shareholders to propose nominees for election as Trustees and propose other business to be considered at a meeting of our shareholders;

•	limitations on the ability of our shareholders to remove our Trustees;

•	the authority of our Board of Trustees to create and issue new classes or series of shares (including shares with voting rights and other rights and privileges that may deter a change of control of us) and issue additional common shares;

•	restrictions on business combinations between us and an interested shareholder that have not first been approved by our Board of Trustees (including a majority of Trustees not related to the interested shareholder); and

•	the authority of our Board of Trustees, without shareholder approval, to implement certain takeover defenses.

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As changes occur in the marketplace for corporate governance policies, the above provisions may change, be removed, or new ones may be added.

Our rights and the rights of our shareholders to take action against our Trustees and officers are limited.

Our declaration of trust provides that to the maximum extent permitted by Maryland law in effect from time to time to limit the liability of trustees and officers of a statutory trust, no present or former Trustee or officer of the Company shall be liable to the Company or to any shareholder for money damages.

Our declaration of trust and indemnification agreements require us to indemnify, to the maximum extent permitted by Maryland law, any present or former Trustee or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in these and certain other capacities. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former Trustees and officers without requiring a preliminary determination of their ultimate entitlement to indemnification.

As a result, we and our shareholders may have more limited rights against our present and former Trustees and officers than might otherwise exist absent the provisions in our declaration of trust and indemnification agreements or that might exist with other companies, which could limit our shareholders’ recourse in the event of actions not in their best interest.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a judicial forum they deem favorable for disputes with us or our Trustees, officers, manager, agents or employees.

Our bylaws currently provide that, unless the dispute has been referred to binding arbitration, the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim for breach of a duty owed by any Trustee, officer, manager, agent or employee of ours to us or our shareholders; (3) any action asserting a claim against us or any Trustee, officer, manager, agent or employee of ours arising pursuant to Maryland law, our declaration of trust or bylaws brought by or on behalf of a shareholder, either on his, her or its own behalf, on our behalf or on behalf of any series or class of our shareholders or shareholders against us or any Trustee, officer, manager, agent or employee of ours, including any claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our declaration of trust or bylaws; or (4) any action asserting a claim against us or any Trustee, officer, manager, agent or employee of ours that is governed by the internal affairs doctrine. The exclusive forum provision of our bylaws does not apply to any action for which the Circuit Court for Baltimore City, Maryland does not have jurisdiction. The exclusive forum provision of our bylaws does not establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares of beneficial interest shall be deemed to have notice of and to have consented to these provisions of our bylaws, as they may be amended from time to time. The exclusive forum provision of our bylaws may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for disputes with us or our Trustees, officers, manager, agents or employees, which may discourage lawsuits against us and our Trustees, officers, manager, agents or employees.

We may change our operational, financing and investment policies without shareholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our Board of Trustees determines our operational, financing and investment policies and may amend or revise our policies, including our policies with respect to our intention to remain qualified for taxation as a REIT, investments, growth, operations, indebtedness, capitalization and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, our shareholders. Policy changes could adversely affect the market price of our common shares and our ability to make distributions to our shareholders. Further, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our Board of Trustees may alter or eliminate our current policy on borrowing at any time without shareholder approval. If this policy changes, we could become more highly leveraged, which could result in an increase in our debt service costs. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of investments which we seek to make, may increase our exposure to interest rate risk, CRE lending market fluctuations and liquidity risk.

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Our intention to remain exempt from registration under the 1940 Act imposes limits on our operations.

We conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the 1940 Act. We believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. We may conduct our business, in whole or in part, through wholly or majority-owned subsidiaries. Under Section 3(a)(1)(C) of the 1940 Act, the securities issued by our subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through subsidiaries. In addition, the assets we may originate or acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our business.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or if one or more of our subsidiaries fails to maintain an exception or exemption from the 1940 Act, we could, among other things, be required to either (1) substantially change the manner in which we conduct our operations to avoid being required to register as an investment company under the 1940 Act or (2) register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our common shares. If we or any of our subsidiaries were required to register as an investment company under the 1940 Act, the registered entity would become subject to substantial regulation with respect to capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

Failure to maintain our exemption from registration under the 1940 Act also would require us to significantly restructure our investment strategy. For example, because affiliate transactions are generally prohibited under the 1940 Act, we would not be able to enter into transactions with any of our affiliates if we were required to register as an investment company under the 1940 Act, and we might be required to terminate our management agreement with our Manager and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts might be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We expect that we and certain of our subsidiaries that we may form in the future will rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate”. This exemption generally requires that at least 55% of our or each of our applicable subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of our or each of our applicable subsidiaries’ portfolios must be comprised of qualifying real estate assets and real estate related assets under the 1940 Act. To the extent that we or any of our subsidiaries rely on Section 3(c)(5)(C) of the 1940 Act, we expect to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate assets and real estate related assets. However, the SEC’s guidance is more than 25 years old and was issued in accordance with factual situations that may be different from ours. We cannot be sure that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exemption from registration under the 1940 Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the 1940 Act. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments, and these limitations could result in one of our subsidiaries holding assets we might wish to sell or selling assets we might wish to hold.

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The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to CMBS, we intend to treat CMBS as a real estate related asset.

We or certain of our subsidiaries may also rely on the exemption provided by Section 3(c)(6) of the 1940 Act. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) of the 1940 Act and any future guidance published by the staff may require us to adjust our strategy and our assets accordingly. We intend to structure and conduct our business in a manner that does not require our or our subsidiaries’ registration under the 1940 Act and, in so structuring and conducting our business, we may rely on any available exemption from registration, or exclusion from the definition of “investment company,” under the 1940 Act.

We determine whether an entity is one of our majority-owned subsidiaries. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test described above. We have not requested the SEC to approve our treatment of any of our subsidiaries as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more of our subsidiaries as majority-owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy or assets could have a material adverse effect on us.

We cannot be sure that the laws and regulations governing the 1940 Act status of REITs, including the SEC or its staff providing new or more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (1) change the manner in which we conduct our operations to avoid being required to register as an investment company under the 1940 Act, (2) sell our assets in a manner that, or at a time when, we would not otherwise choose to do so or (3) register as an investment company, any of which could negatively affect the value of our common shares, the sustainability of our business, and our ability to make distributions, which could have an adverse effect on our business and the market price for our common shares.

Risks Related to Our Securities

Our distributions to our shareholders may be reduced or eliminated and the form of payment could change.

During 2020, we reduced our quarterly distributions to $0.10 per share a result of the decline in income from our portfolio holdings, including the impact from market declines related to COVID-19, and anticipated reductions in income as we transitioned our portfolio. We intend to continue to make regular quarterly distributions to our shareholders. However,

•	our ability to sustain or increase the rate of distributions may be adversely affected if any of the risks described in this Annual Report occur, including the negative impact of the COVID-19 pandemic and its aftermath on our business, results of operations and liquidity;

•	our making of distributions is subject to restrictions contained in the agreements governing our debt and may be subject to restrictions in future debt obligations we may incur; during the continuance of any event of default under the agreements governing our debt, we may be limited or in some cases prohibited from making distributions to our shareholders; and

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•	the timing, amount and form of any distributions will be determined at the discretion of our Board of Trustees and will depend on various factors that our Board of Trustees deems relevant, including, but not limited to our historical and projected income, our distributable earnings, our expectations of future capital requirements and operating performance and our expected needs for cash to pay our obligations and fund our investments, requirements to maintain our qualification for taxation as a REIT and limitations in our Master Repurchase Agreement.

For these reasons, among others, our distribution rate may decline or we may cease making distributions to our shareholders.

Further, in order to preserve liquidity, we may elect to pay distributions to our shareholders in part in a form other than cash, such as issuing additional common shares of ours to our shareholders, as permitted by the applicable tax rules.

Changes in market conditions could adversely affect the value of our securities.

As with other publicly traded equity securities and REIT securities, the value of our common shares and other securities depends on various market conditions that are subject to change from time to time. We believe that one of the factors that investors consider important in deciding whether to buy or sell equity securities of a REIT is the distribution rate, considered as a percentage of the price of the equity securities, relative to market interest rates. Interest rates have been at historically low levels for an extended period of time. There is a general market perception that REIT shares outperform in low interest rate environments and underperform in rising interest rate environments when compared to the broader market. The U.S. Federal Reserve has indicated that it does not expect to raise interest rates in response to the COVID-19 pandemic and current market conditions until at least the end of 2023. There can be no assurance, however, that the U.S. Federal Reserve will not raise rates prior to that time. If the U.S. Federal Reserve increases interest rates or if there is a market expectation of such increases, prospective purchasers of REIT equity securities may want to achieve a higher distribution rate. Thus, higher market interest rates, or the expectation of higher interest rates, could cause the value of our securities to decline.

We may use future debt leverage to pay distributions to our shareholders.

If our earnings are at any time insufficient to fund distributions to our shareholders at the level which may in the future be established by our Board of Trustees, we may pay distributions to our shareholders with the proceeds of borrowings or other leverage or from sales of our assets. The use of borrowings or sale proceeds for distributions may dilute our shareholders’ ownership interests in us. In addition, funding distributions to our shareholders from our future borrowings or asset sales may constitute a return of capital to our investors, which would have the effect of reducing our shareholders’ bases in our common shares.

Future issuances of debt or equity securities may adversely affect our shareholders.

Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, which may include secured and unsecured debt, and equity financing, which may include common and preferred shares. The interests of our existing shareholders could be diluted if we issue additional equity securities to finance future loan investments, to repay indebtedness or for other reasons. In addition, if we decide in the future to issue debt or equity securities that rank senior to our common shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Also, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in further dilution to our shareholders. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or even estimate the amount, timing or nature of our future capital offerings. Thus, our shareholders will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their investments.

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Risks Related to Our Taxation

Our failure to qualify or remain qualified for taxation as a REIT under the IRC could have significant adverse consequences.

We elected and qualify for taxation as a REIT under the IRC beginning with the 2020 tax year and intend to maintain that qualification thereafter. As a REIT, we generally will not pay federal or most state income taxes as long as we distribute all of our REIT taxable income and meet other qualifications set forth in the IRC. However, actual qualification for taxation as a REIT under the IRC depends on our satisfying complex statutory requirements, for which there are only limited judicial and administrative interpretations. We believe that we have been organized and have operated, and will continue to be organized and to operate, in a manner that will allow us to qualify for taxation as a REIT under the IRC, pursuant to our timely election with our first REIT income tax return. However, we cannot be sure that the IRS, upon review or audit, will agree with this conclusion. Furthermore, we cannot be sure that the federal government, or any state or other taxation authority, will continue to afford favorable income tax treatment to REITs and their shareholders.

Maintaining our qualification for taxation as a REIT under the IRC will require us to continue to satisfy tests concerning, among other things, the nature of our assets, the sources of our income and the amounts we distribute to our shareholders. In order to meet these requirements, it may be necessary for us to sell or forgo attractive investments.

If we fail to qualify or remain qualified for taxation as a REIT under the IRC, then our ability to raise capital might be adversely affected, we may be subject to material amounts of federal and state income taxes, our cash available for distribution to our shareholders could be reduced, and the market price of our common shares could decline. In addition, if we lose or revoke our qualification for taxation as a REIT under the IRC for a taxable year, we will generally be prevented from requalifying for taxation as a REIT for the next four taxable years.

REIT distribution requirements could adversely affect us and our shareholders.

We generally must distribute annually at least 90% of our REIT taxable income, subject to specified adjustments and excluding any net capital gain, in order to maintain our qualification for taxation as a REIT under the IRC. To the extent that we satisfy this distribution requirement, federal corporate income tax will not apply to the earnings that we distribute, but if we distribute less than 100% of our REIT taxable income, then we will be subject to federal corporate income tax on our undistributed taxable income. We intend to make distributions to our shareholders to comply with the REIT requirements of the IRC. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.

From time to time, we may experience timing and other differences, for example on account of income and expense accrual principles under U.S. federal income tax laws, or on account of repaying outstanding indebtedness, whereby our available cash is less than, or does not otherwise correspond to, our taxable income. In addition, the IRC requires that income be taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would accrue under the original issue discount rules, market discount rules or other rules in the IRC. As a result, from time to time we may not have sufficient cash to meet our REIT distribution requirements. If we do not have other funds available in these situations, among other things, we may borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions in order to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our shareholders’ equity. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could cause the market price of our common shares to decline.

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We may be required to report taxable income from particular investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. Though the discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates, the amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on commercial mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Moreover, some of the CMBS that we might acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such CMBS will be made. If such CMBS turns out not to be fully collectable, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate CMBS at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectable, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

We may in the future choose to pay dividends in our own shares, in which case you may be required to pay income taxes in excess of the cash dividends that you receive.

We may in the future distribute taxable dividends that are payable in part in our shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to these dividends in excess of the cash dividends received. If a shareholder sells the shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our shares at the time of the sale. Furthermore, with respect to some non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to these dividends, including in respect of all or a part of the dividend that is payable in our shares. In addition, if a significant number of our shareholders determine to sell our shares in order to pay taxes owed on dividends paid in shares, then that may put downward pressure on the trading price of our shares.

Distributions to shareholders generally will not qualify for reduced tax rates applicable to “qualified dividends.”

Dividends payable by U.S. corporations to noncorporate shareholders, such as individuals, trusts and estates, are generally eligible for reduced U.S. federal income tax rates applicable to “qualified dividends.” Distributions paid by REITs generally are not treated as “qualified dividends” under the IRC and the reduced rates applicable to such dividends do not generally apply. However, for tax years beginning before 2026, REIT dividends paid to noncorporate shareholders are generally taxed at an effective tax rate lower than applicable ordinary income tax rates due to the availability of a deduction under the IRC for specified forms of income from passthrough entities. More favorable rates will nevertheless continue to apply to regular corporate “qualified” dividends, which may cause some investors to perceive that an investment in a REIT is less attractive than an investment in a non-REIT entity that pays dividends, thereby reducing the demand and market price of our common shares.

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Even if we qualify and remain qualified for taxation as a REIT under the IRC, we may face other tax liabilities that reduce our cash flow.

Even if we qualify and remain qualified for taxation as a REIT under the IRC, we may be subject to federal, state and local taxes on our income and assets, including taxes on any undistributed income, excise taxes, state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. Also, some jurisdictions may in the future limit or eliminate favorable income tax deductions, including the dividends paid deduction, which could increase our income tax expense. In addition, in order to meet the requirements for qualification and taxation as a REIT under the IRC, prevent the recognition of particular types of non-cash income, or avert the imposition of a 100% tax that applies to specified gains derived by a REIT from dealer property or inventory, we may hold or dispose of some of our assets and conduct some of our operations through our taxable REIT subsidiaries, or TRSs, or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, while we intend that our transactions with our TRSs will be conducted on arm’s length bases, we may be subject to a 100% excise tax on a transaction that the IRS or a court determines was not conducted at arm’s length. Any of these taxes would decrease cash available for distribution to our shareholders.

The failure of assets subject to our repurchase agreement to qualify as real estate assets could adversely affect our ability to remain qualified for taxation as a REIT under the IRC.

We have entered into a financing arrangement that is structured as a sale and repurchase agreement pursuant to which we will nominally sell assets to the counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, this agreement is a financing that is secured by the assets sold pursuant to the agreement. We believe that we will be treated for REIT asset and income test purposes as the owner of the assets that are the subject of this sale and repurchase agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS may assert that we did not own the assets during the term of the sale and repurchase agreement, in which case our qualification for taxation as a REIT may be jeopardized.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the IRC substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction that we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests that we must satisfy in order to maintain our qualification for taxation as a REIT under the IRC. As a result, a qualifying hedge transaction will neither assist nor hinder our compliance with the 75% and 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of these gross income tests. As a result of these rules, we may limit our use of advantageous hedging techniques or implement some hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in the hedged items than we might otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

If we own assets or conduct operations that generate “excess inclusion income” outside of a TRS, our doing so could adversely affect our shareholders’ taxation and could cause our shares to become ineligible for inclusion in leading market indexes.

Some leading market indexes exclude companies whose dividends to shareholders constitute "unrelated business taxable income" as defined by Section 512 of the IRC, or UBTI. For purposes of the IRC, shareholder dividends attributable to a REIT’s “excess inclusion income” are treated as UBTI to specified investors, and thus REITs that generate excess inclusion income are generally not eligible for inclusion in these market indexes. Furthermore, REIT dividends attributable to excess inclusion income cause both the REIT and its shareholders to experience a range of disruptive and adverse U.S. federal income tax consequences, including the recognition of UBTI by specified tax-exempt shareholders, the unavailability of treaty benefits to non-U.S. shareholders and the unavailability of net operating losses to offset such income with respect to U.S. taxable shareholders. We do not intend to acquire assets or enter into financing or other arrangements that will produce excess inclusion income for our shareholders. As a result, we may forgo investment or financing opportunities that we would otherwise have considered attractive or implement these arrangements through a TRS, which would increase the cost of these activities because TRSs are subject to U.S. federal income tax. Furthermore, our analysis regarding our investments’ or activities’ potential for generating excess inclusion income could be subject to challenge or we could affirmatively modify our position regarding the generation of excess inclusion income in the future. In either case, our shareholders could suffer adverse tax consequences through the recognition of UBTI or the other adverse consequences that flow from excess inclusion income. Furthermore, in such an event, our shares could become ineligible for inclusion in those market indexes that exclude UBTI-generating stock, which could adversely affect demand for our shares and their market price.

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The tax on prohibited transactions limits our ability to engage in transactions, including some methods of securitizing mortgage loans that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions at a gain of property, other than foreclosure property but including mortgage loans, held primarily for sale to customers in the ordinary course of business. If we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes, those sales could be viewed as sales to customers in the ordinary course of business and to that extent subject to the 100% tax. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in particular sales of loans or we may limit the structures we utilize for our dispositions or securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Legislative or other actions affecting REITs could materially and adversely affect us and our shareholders.

The rules dealing with U.S. federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxation authorities. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our shareholders. We cannot predict how changes in the tax laws might affect us or our shareholders. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to remain qualified for taxation as a REIT or the tax consequences of such qualification to us and our shareholders.

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